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                 REGISTRATION RIGHTS AGREEMENT
               SERIES Q, CLASS A PREFERRED STOCK

     REGISTRATION RIGHTS AGREEMENT, dated as the date shown hereinbelow by and among uniView Technologies Corporation, a Texas corporation (the "Company"), and the purchasers named on the signature pages hereto (the "Purchasers").
                     PRELIMINARY STATEMENT

     Pursuant to the Purchase Agreement (as defined below), the Purchasers have agreed to purchase the Series Q, Class A Preference Shares (as defined in the Purchase Agreement, "Class A Preferred Stock") on the condition, among others, that the Company grant the registration rights set forth in this Agreement.

     ACCORDINGLY, to induce the Purchasers to purchase the Class A Preferred Stock and in consideration of the mutual representations and agreements set forth in this Agreement, the Company and the Purchasers, intending to be legally bound, now agree as follows:

                     STATEMENT OF AGREEMENT

     SECTION 1.  DEFINITIONS.

     1.1 Certain Definitions. As used in this Agreement, the following terms shall have the following meanings:

     "Affiliate" means any entity controlling, controlled by or under common control with a designated Person. For the purposes of this definition, "control" shall have the meaning specified as of the date of this Agreement for that word in Rule 405 promulgated by the SEC under the Securities Act.

     "Equity Security" shall mean any stock or similar security, including without limitation securities containing equity features and securities containing profit participation features, or any security convertible or exchangeable, with or without consideration, into or for any stock or similar security, or any security carrying any warrant or right to subscribe to or purchase any stock or similar security, or any such warrant or right.

     "Purchase   Agreement"   shall  mean  the  Securities   Subscription
Agreement dated as of June 5, 1998 among the Company and the Purchasers.

     "Registrable Securities" shall mean (i) the Common Stock issuable upon conversion of the Class A Preferred Stock, and any Common Stock issued with respect to the Common Stock described above by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization.

     "Rule 144" means Rule 144 promulgated by the SEC under the Exchange Act, as such rule may be amended from time to time, or any successor rule thereto.

     1.2 Incorporated Definitions. Capitalized terms used in this Agreement and not otherwise defined herein shall have the meanings set forth in the Purchase Agreement.
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     SECTION 2.  REGISTRATION.

     2.1 The Company shall be required, at the Company's expense, to effect the registration of twice the number of the Underlying Shares issuable on the Closing Date upon conversion of the Class A Preferred Stock under the Act and relevant Blue Sky laws. The Company and the Purchaser shall cooperate in good faith in connection with the furnishing of information required for such registration and the taking of such other actions as may be legally or commercially necessary in order to effect such registration. The Company shall file a registration statement on or before June 26, 1998, and shall use its best efforts to cause such registration statement to become effective as soon as practicable thereafter. Such best efforts shall include, but not be limited to, promptly responding to all comments received from the staff of the Securities and Exchange Commission with respect to such registration statement and promptly preparing and filing amendments to such registration statement which are responsive to the comments received from the staff of the Securities and Exchange Commission. Once declared effective by the Securities and Exchange Commission the Company shall cause such registration statement to remain effective until the earlier of (i) the sale by the Purchaser of all Underlying Shares registered or
(ii) one year after the effective date of such registration statement. In the event the registration statement is not declared effective within 90 days after the date of filing, at Purchaser's option, either (i) the current Twenty-five percent (25%) discount provided in the Conversion Price shall increase by three percent (3%) and such discount shall continue to increase by two percent (2%) for each thirty (30) day period thereafter until the registration statement is declared effective by the SEC, or until the discount reached is thirty-five percent (35%), and additional Common Stock shall be issued to the Purchaser upon conversion in accordance with such additional discounts, or (ii) Purchaser may convert any whole number of shares of Series Q Class A Preferred Stock into Common Shares of the Corporation pursuant to Regulation S, provided that Purchaser demonstrates to the Corporation's reasonable satisfaction that Purchaser is qualified at all relevant times as an investor under Regulation S.

     2.2 Method of Distribution. The Purchasers shall determine the method of distribution of the Registrable Securities so included.

     2.3    Registration  Statement  Form.   Registrations   under   this
Section 2 shall be on such appropriate registration form of the SEC (i) as shall be selected by the Company and as shall be reasonably acceptable to the Purchasers, and (ii) as shall permit the disposition of such Registrable Securities in accordance with the method or methods of disposition selected pursuant to Section 2.2 hereof.

     2.4 Expenses. Except as otherwise provided in this Section 2.4, all expenses incurred in connection with the effective registration
pursuant  to  this  Section  2  (excluding  underwriting  discounts   and
commissions applicable to Registrable Securities and any expenses of counsel to the Purchasers), including, without limitation, in each case, all registration, filing and NASD fees; all fees and expenses of complying with securities or blue sky laws; all word processing, duplicating and printing expenses, messenger, delivery and shipping expenses; fees and disbursements of the accountants and counsel for the Company including the expenses of any special audits or "cold comfort" letters or opinions required by or incident to such registrations; and any fees and disbursements of underwriters customarily paid by issuers or
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sellers   of   securities,  but  excluding  underwriting  discounts   and
commissions,  if any, shall be borne by the Company.  In all  cases,  the
Purchasers   shall  pay  the  underwriting  discounts   and   commissions
applicable to the securities sold by the Purchasers.

     2.5 Effective Registration Statement. A registration requested pursuant to this Section 2 shall not be deemed to have been effected (i) unless a registration statement with respect thereto has become effective (unless a substantial cause of the failure of such registration statement to become effective shall be attributable to the Purchasers), (ii) if after it has become effective, such registration is interfered with by any stop order, injunction or other order or requirement of the SEC or other governmental agency or court for any reason, resulting in a failure to consummate the offering of Registrable Securities offered thereby,
(iii) if after a registration statement with respect thereto has become effective, the offering of Registrable Securities offered thereby is not consummated due to factors beyond the control of the Purchasers, other than the fact that the underwriters have advised the Purchasers that the Registrable Securities cannot be sold at a net price equal to or above the net price anticipated at the time of filing of the preliminary prospectus, or (iv) if the conditions to closing specified in the purchase agreement or underwriting agreement entered into in connection with such registration are not satisfied (unless a substantial cause of such conditions to closing not being satisfied shall be attributable to the Purchasers).

     2.6   Selection of Underwriters.  If a registration pursuant to this
Section 2 involves an underwritten offering, the underwriter or underwriters thereof shall be selected by the Company with the approval of the Purchasers, which approval shall not be unreasonably withheld.

     SECTION 3.  REGISTRATION PROCEDURES.

     3.1 Procedures. If and whenever the Company is required to use reasonable efforts to effect the registration of any Registrable Securities under the Securities Act as provided in Section 2 hereof, the Company will, subject to the limitations provided herein, as expeditiously as possible:

          (a) prepare and file with the SEC the requisite registration statement to effect such registration, and thereafter, use reasonable efforts to cause such registration statement to become effective; provided that the Company may discontinue any registration of its securities which are not Registrable Securities (and, under the circumstances specified in Section 3.1 hereof, its securities which are Registrable Securities) at any time prior to the effective date of the registration statement relating thereto;

          (b) prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used
     in   connection  therewith  as  may  be  necessary  to   keep   such
     registration statement effective and to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement until such time as all of such securities have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof set forth in such registration statement; provided, however, that the Company shall not in any event be required to keep the registration statement effective for a period of more than twelve months after
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     such  registration statement becomes effective; and provided further that the Company may, at any time, delay the filing or suspend the effectiveness of any registration under this Agreement, or without suspending such effectiveness, instruct the Purchasers not to sell any Registrable Securities included in any such registration, (i) if the Company shall have determined upon the advice of counsel that the Company would be required to disclose any actions taken or proposed to be taken by the Company in good faith and for valid business reasons, including without limitation, the acquisition or divestiture of assets, which disclosure would have a material adverse effect on the Company or on such actions, or (ii) if required by law, to update the prospectus relating to any such registration to include updated financial statements (a "Suspension Period") by providing the Purchasers with written notice of such Suspension Period and the reasons therefor; provided, however, that the Company will not be required to disclose such reasons with particularity if an authorized executive officer of the Company certifies that the Company believes it is required by law to delay the filing or suspend the effectiveness of any such registration. In addition, the Company shall not be required to keep any
     registration    effective,   or   may   without   suspending    such
     effectiveness,  instruct  the  Purchasers  if  it  has   Registrable
     Securities   included  in  such  registration  not  to   sell   such
     securities, during any period which the Company is instructed, directed, ordered or otherwise requested by any governmental agency or self-regulatory organization to stop or suspend such trading or
     sales  ("Supplemental  Extension  Period").   In  the  event  of   a
     Suspension Period or Supplemental Extension Period, the period during which any registration under this Agreement is to remain effective pursuant to this Section 3.1(b) shall be tolled until the end of any such Suspension Period or Supplemental Extension Period. The Company will use reasonable efforts to restrict any Suspension Period or Supplemental Extension Period to less than 30 days and not to exceed two, twenty-day periods within a twelve month period;

          (c) furnish to the Purchasers such number of conformed copies of such registration statement and of each such amendment and supplement thereto (in each case including all exhibits), such number of copies of the prospectus contained in such registration statement (including each preliminary prospectus and any summary prospectus) and any other prospectus filed under Rule 424 under the Securities Act, and such other documents, as the Purchasers may reasonably request;

          (d) use its reasonable efforts to cause all Registrable Securities covered by such registration statement to be registered with or approved by such other United States Federal or state governmental agencies or authorities as may be necessary to enable the Purchasers to consummate the disposition of such Registrable Securities;

          (e) notify the Purchasers, if Registrable Securities are covered by such registration statement, at any time when a prospectus relating thereto is required to be delivered under the
     Securities Act, upon discovery that, or upon the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made, and at the request of the Purchasers prepare and furnish to the Purchasers a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made.

          (f) otherwise use reasonable efforts to comply with all applicable rules and regulations of the SEC and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve months beginning with the first full calendar month after the effective date of such registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act;

          (g) provide and cause to be maintained a transfer agent for all Registrable Securities covered by such registration statement from and after a date not later than the effective date of such registration statement; and

          (h) use its reasonable efforts to list all Registrable Securities covered by such registration statement on any securities exchange on which any of the Company's Common Stock is then listed.

     3.2 Information Requirements. It shall be a condition precedent to the obligations of the Company to take any action with respect to registering the Purchasers' Registrable Securities pursuant to this
Section 3 that the Purchasers, furnish the Company in writing such information regarding the Purchasers, the Registrable Securities and other securities of the Company held by the Purchasers, and the distribution of such securities as the Company may from time to time reasonably request in writing. If a Purchaser refuses to provide the Company with any of such information on the grounds that it is not necessary to include such information in the registration statement, the Company may exclude the Purchaser's Registrable Securities from the registration statement unless such Purchaser provides the Company with an opinion of counsel to the effect that such information need not be included in the registration statement.

     The Purchasers agree by acquisition of such Registrable Securities that upon receipt of any notice from the Company of the happening of any event of the kind described in Section 3.1(e), the Purchasers will forthwith discontinue the Purchasers' disposition of Registrable Securities pursuant to the registration statement relating to such Registrable Securities until the Purchasers' receipt of the copies of the supplemented or amended prospectus contemplated by Section 3.1(e) and, if so directed by the Company, will deliver to the Company copies, other than permanent file copies then in the Purchasers' possession, of the prospectus relating to such Registrable Securities current at the time of receipt of such notice.

     SECTION 4.  UNDERWRITTEN OFFERINGS.

     If requested by the underwriters for any underwritten offering of Registrable Securities pursuant to a registration under Section 2 hereof, the Company will enter into an underwriting agreement with such underwriters for such offering, such agreement to be satisfactory in substance and form to the Purchasers and the underwriters and to contain such representations and warranties by the Company and such other terms as are generally prevailing in agreements of this type, including, without limitation, indemnities to the effect and to the extent provided in Section 6 hereof. The Purchasers will cooperate with the Company in the negotiation of the underwriting agreement and will give consideration to the reasonable requests of the Company regarding the form thereof, provided that nothing herein contained shall diminish the foregoing obligations of the Company. The Purchasers shall not be required to make any representations, warranties or agreements with the Company other than representations, warranties or agreements regarding the Purchasers, Purchasers' Registrable Securities and other securities of the Company, the Purchasers' intended method of distribution, and any representations, warranties or agreements required by law.

     SECTION 5.  PREPARATION.

     In connection with the preparation and filing of the registration statement under the Securities Act pursuant to this Agreement, and subject to the rights and obligations of the Company under the Securities Act and other applicable laws, the Purchasers shall have the right to review and approve those portions of such registration statement that directly pertain to the Purchasers.

     SECTION 6.  INDEMNIFICATION.

     6.1 Indemnification by the Company. In the event any Registrable Securities are included in a registration statement under this Agreement, to the extent permitted by law, the Company will, and hereby does, indemnify and hold harmless each Purchaser, its directors and officers, each other Person who participates as an underwriter in the offering or sale of such securities and each other Person, if any, who controls each Purchaser or any such underwriter within the meaning of the Securities Act, against any losses, damages or liabilities, joint or several, to which each Purchaser or any such director or officer or underwriter or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, damages or liabilities arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such securities were registered under the Securities Act, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto or any other document prepared in connection therewith, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and the Company will reimburse the Purchasers and each such director, officer, underwriter and controlling person for any legal or any other expenses reasonably incurred by them in connection with investigating or defending any such loss, liability, action or proceeding; provided that the Company shall not be liable in any such case to the extent that any such loss, damage, liability or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, any such preliminary prospectus, final prospectus, summary prospectus, amendment or supplement in reliance upon and in conformity with written information furnished to the Company by the Purchasers, and provided further that the Company shall not be liable to any Person who participates as an underwriter in the offering or sale of Registrable Securities or any other Person, if any, who controls such underwriter within the meaning of the Securities Act, in any such case to the extent that any such loss, damage, liability or expense arises out of such Person's failure to send or give a copy of the final prospectus, as the same may be then supplemented or amended to the Person asserting an untrue statement or alleged untrue statement or omission or alleged omission at or prior to the written confirmation of the sale of Registrable Securities to such Person if such statement or omission was corrected in such final prospectus and such delivery would have mitigated liability. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Purchasers or any such director, officer, underwriter or controlling person and shall survive the transfer of such securities by such seller.

     6.2 Indemnification by the Purchasers. The Company may require, as a condition to including any Registrable Securities in any registration statement filed pursuant to Section 3 hereof, that the Company shall have received an undertaking reasonably satisfactory to it from each Purchaser to indemnify and hold harmless (in the same manner and to the same extent as set forth in subdivision 6.1 of this Section 6) each underwriter, each Person who controls such underwriter within the meaning of the Securities Act, the Company, each director of the Company, each officer of the Company and each other Person, if any, who controls the Company within the meaning of the Securities Act, with respect to any statement or alleged statement in such registration statement, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, if such statement or alleged statement was made in reliance upon and in strict conformity with written information furnished to the Company by the Purchasers expressly for use in the preparation of such registration statement, preliminary prospectus, final prospectus, summary prospectus, amendment or supplement; provided that the Purchasers shall not be liable to any Person who participates as an underwriter in the offering or sale of Registrable Securities or any other Person, if any, who controls such underwriter within the meaning of the Securities Act, in any such case to the extent that any such loss, damage, liability or expense arises out of such Person's failure to send or give a copy of the final prospectus, as the same may be then supplemented or amended, to the Person asserting an untrue statement or alleged untrue statement at or prior to the written confirmation of the sale of Registrable Securities to such Person if such statement was corrected in such final prospectus. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of any underwriter, the Company or any such director, officer or controlling Person and shall survive the transfer of such securities by such seller.

     6.3   Notices  of  Claims,  etc.   Promptly  after  receipt  by   an
indemnified party of notice of the commencement of any action or proceeding involving a claim referred to in Sections 6.1 and 6.2, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party, give written notice to the latter of the commencement of such action; provided that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations under the preceding subdivisions of this Section 6, except to the extent that the indemnifying party is actually prejudiced by such failure to give notice. In case any such
action   is  brought  against  an  indemnified  party,  unless  in   such
indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist in respect of such claim, the indemnifying party shall be entitled to participate in and to assume the defense thereof, jointly with any other indemnifying party similarly notified to the extent that it may wish, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the consent of the indemnified party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

     6.4  Indemnification Payments.  The indemnification required by this
Section 6 shall be made by periodic advancements of the amount thereof as and when loss, damage or liability is incurred and evidence of an indemnifiable expense is presented to the indemnifying party.

     6.5   Contribution.   If the indemnification provided  for  in  this
Section 6 from the indemnifying party is unavailable to an indemnified party hereunder in respect of any losses, claims, damages, liabilities or expenses referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and indemnified parties in connection with the actions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified parties shall be determined by reference to, among other things, whether any action in question, including any untrue statement of material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such indemnifying party or indemnified parties, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 6.3 hereof, any legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding.
     The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 6.6 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this Section 6.6 no underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Registrable Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

     If indemnification is available under this Section 6, the indemnifying parties shall indemnify each indemnified party to the full extent provided in Section 6.1 through Section 6.5 hereof without regard to the relative fault of said indemnifying party or indemnified party or any other equitable consideration provided for in this Section 6.6.

     SECTION 7.  REPORTING REQUIREMENTS UNDER EXCHANGE ACT.

     The Company shall use its best efforts to keep effective the registration of its Common Stock under Section 12 of the Exchange Act and shall timely file such information, documents and reports as the SEC may require or prescribe under Section 13 of the Exchange Act. The Company shall timely file such information, documents and reports which a corporation, partnership or other entity subject to Section 13 or 15(d) (whichever is applicable) of the Exchange Act is required to file.

     So long as the Company is subject to the reporting requirements of either Section 13 or 15(d) of the Exchange Act, the Company shall forthwith upon request furnish the Purchasers (i) a written statement by the Company that it has complied with such reporting requirements, (ii) a copy of the most recent annual or quarterly report of the Company, and
(iii) such other reports and documents filed by the Company with the SEC as the Purchasers may reasonably request in availing itself of an exemption for the sale of Registrable Securities without registration under the Securities Act. The Company acknowledges and agrees that the purpose of the requirements contained in this Section 7 are to enable the Purchasers to comply with the current public information requirement contained in Paragraph (c) of Rule 144 under the Securities Act should the Purchasers ever wish to dispose of any of the Securities of the Company acquired by it without registration under the Securities Act in reliance upon Rule 144 (or any other similar exemptive provision). In addition, the Company shall take such other measures and file such other information, documents and reports, as shall hereafter be required by the SEC as a condition to the availability of Rule 144 under the Securities Act (or any similar exemptive provision hereafter in effect).

     SECTION 8.  SHAREHOLDER INFORMATION.

     The Company may require the Purchasers to furnish the Company such information in writing with respect to the Purchasers and the distribution of its Registrable Securities as the Company may from time to time reasonably request in writing and as shall be required by law or by the SEC in connection therewith.

     SECTION 9.  FORMS.

     All references in this Agreement to particular forms of registration statements are intended to include, and shall be deemed to include, references to all successor forms which are intended to replace, or to apply to similar transactions as, the forms herein referenced.

     SECTION 10.  TRANSFER OF REGISTRATION RIGHTS.

     The registration rights granted to the Purchasers under this Agreement may not be transferred without the prior written consent of the Company.

     SECTION 11.  AMENDMENT.

     This Agreement may be amended only by a written agreement signed by the Company and the Purchasers.

     SECTION 12.  NOTICES.

     All notices, requests, consents and other communications required or permitted hereunder shall be in writing and shall be delivered, or mailed first-class postage prepaid, registered or certified mail,

          (a) If to a Purchaser at its respective address as shown on the books of the Company, or at such other address as such Purchaser may specify by written notice to the Company, or

          (b) If to the Company at 10911 Petal Street, Dallas, Texas 75238, Attention: Chief Executive Officer; or at such other address as the Company may specify by written notice to the Purchaser,

and such notices and other communications shall for all purposes of this Agreement be treated as being effective or having been given if delivered personally, or, if sent by mail, when received.

     SECTION 13.  COUNTERPARTS.

     This   Agreement  may  be  executed  concurrently  in  two  or  more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     SECTION 14.  CHOICE OF LAW and VENUE.

     This Agreement shall be governed by and interpreted in accordance with the laws of the State of Delaware. Each of the parties consents to the jurisdiction of the federal courts whose districts encompass any part of the City of New York or the City of Dallas, or the state courts of the State of New York sitting in the City of New York, or the state courts of the State of Texas sitting in the City of Dallas in connection with any dispute arising under this Agreement and hereby waives, to the maximum extent permitted by law, any objection, including any objection based on forum non conveniens, to the bringing of any such proceeding in such jurisdictions.

     SECTION 15.  SEVERABILITY.

     Should any one or more of the provisions of this Agreement or any agreement entered into pursuant to this Agreement be determined to be illegal or unenforceable, all other provisions of this Agreement and of each other agreement entered into pursuant to this Agreement, shall be given effect separately from the provision or provisions determined to be illegal or unenforceable and shall not be affected thereby.

     SECTION 16.  WHOLE AGREEMENT.
     This Agreement, along with an Escrow Agreement, and a Securities Subscription Agreement (including all attachments) of even date herewith, constitutes the complete agreement and understanding by and among the parties hereto and shall supersede any prior understanding, agreement or representation by or among the parties, whether written or oral, related to the subject matter of this transaction. A facsimile transmission of this signed Agreement shall be legal and binding on all parties hereto.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives effective as of June 5, 1998.
                              UNIVIEW TECHNOLOGIES CORPORATION

                              By:
                                 Patrick A. Custer
                                 President and CEO

                              PURCHASERS:  ___________________________
                              __________________________________________
                              Print Name:  ___________________________
                              __________________________________________
                              Print Name:  ___________________________